                    SEVERANCE AGREEMENT AND RELEASE OF CLAIMS

     Annette Bertolini (hereinafter "Employee") on the one hand, Feather River State Bank and California Independent Bancorp (collectively hereinafter, "Employer"), on the other hand, hereby enter into this Severance Agreement and Release of Claims (hereinafter, "Agreement") under the following terms and conditions:

1. Background and Purpose.

      1.1 Employee was employed by Employer as Chief Financial Officer.

      1.2 Employee, for her part, and Employer, for its part, desire to mutually sever the employment relationship between them on the terms and conditions set forth below.

2. Effective Date. This Agreement shall become effective June 15, 2000.

3. Consideration. In consideration of the release, and agreements set forth herein Employer agrees to provide Employee with the following severance benefits:

      3.1 Employee shall receive any unpaid portion of her earned vacation;

      3.2 Employer shall match, pursuant to the plan's limitations, any contributions made by Employee to Employer's 401(k) plan as permitted by law;

      3.3 Employer for a two year period from the effective date of this Agreement shall provide to Employee all current life insurance, medical, dental, vision and hospitalization insurance and long term disability insurance with Employee continuing to make her contributions. After two years from the effective date of this Agreement, Employee shall be entitled to elect to receive COBRA benefits as provided by law;

      3.4 Employer and Employee shall enter into a Consulting Agreement, a copy of which is attached hereto.

      3.5 Employer shall vest the stock options that are not currently vested under the California Independent Bancorp 1996 Stock Option Plan.

      3.6 Executive Salary Continuation Agreement. Employer and Employee previously entered into Executive Salary Continuation Agreement dated April 28, 1993 ("Salary Continuation Agreement"). Upon Employee attaining age 60, Employee shall receive payment under that Agreement.

      3.7 Employee agrees that she is not entitled to any other payments, including bonuses or severance except for those payments expressly provided for in this Agreement.

      3.8 Upon receipt of the notice specified in Paragraph 2, Employee will immediately provide Employer with a written resignation from all officer positions she currently holds with California Independent Bancorp, Feather River State Bank and with any subsidiaries or affiliates of either entity.

4. Non-Solicitation. To the fullest extent permissible under applicable law, Consultant agrees that both during the term of this Agreement and following termination of this Agreement, Consultant shall not take any action to induce employees, customers or independent contractors of FRSB or FRSB's Related Entities to sever their relationship with FRSB or FRSB's Related Entities or to accept an employment or an independent Consultant relationship with any other business.

5. Cooperation. Employee agrees to cooperate fully with Employer in the future in the event any litigation, arbitration or other legal or administrative proceeding or investigation is initiated by or against Employer. Said cooperation includes, but is not limited to, making herself available to Employer and/or the Employer's attorneys to answer questions regarding any finance or other activities of the Employer for which


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Employee has knowledge, to assist the Employer by making herself available to testify as a witness at any proceeding or deposition, and to cooperate fully in any investigation the Employer may need to conduct in either prosecuting or defending any litigation involving the Employer.

6. Releases of Liability.

      6.1 In consideration of the promises and covenants contained in this Agreement, Employer and Employee agree to the following releases,

      6.2 Specific Release of Age Discrimination Claim.

            (a) Age Discrimination in Employment Act. Employee represents that she understands and acknowledges that the Age Discrimination in Employment Act provides her the right to bring a claim against Employer if the Employee believes that she has been discriminated against on the basis of age. Employee expressly warrants that she will not file any claim or action against Employer, its officers, directors, shareholders, agents, employees or any entity or employee associated with or employed by Employer based on any alleged violations of the Age Discrimination in Employment Act arising prior to the date she executes this Agreement. Employee hereby waives any right to assert a claim for relief under this Act, including but not limited to, back pay, attorneys' fees, damages, reinstatement or injunctive relief.

            (b) Older Workers Benefit Protection Act. Pursuant to the terms of the Older Workers' Benefit Protection Act (OWBPA), Employee acknowledges that she is waiving any claims she may have under the Age Discrimination in Employment Act arising prior to the date she executes this agreement. Employee acknowledges that she has had twenty-one (21) days in which to consider the terms of this Agreement. Employee acknowledges that, by the terms of this Agreement, Employee has been advised in writing that the Employee should Consult with an attorney regarding the terms and conditions of this Agreement. Employee further acknowledges that, by the terms of this Agreement, she has been advised that following execution of this Agreement, Employee has seven (7) days in which she may revoke this Agreement and that this Agreement does not become effective until the seventh day following execution of the Agreement. The date, seven (7) days following the execution of the Agreement, shall be the effective date of this Agreement. Employee further acknowledges that she has consulted with an attorney and is fully aware of the rights and claims being released by his execution of this Agreement.

      6.3 Specific Release of Statutory Rights Claims. Employee understands and acknowledges that Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Vietnam Era Veterans Readjustments Assistance Act of 1974, the California Family Rights Act of 1991, the Federal Family and Medical Leave Act of 1993, and the California Fair Employment and Housing Act, as amended, and applicable provisions of California's Labor Code (including, but not limited to, the Worker's Compensation and Insurance provisions contained in sections 3200 et. seq.) provide the right to an employee to bring charges, claims or complaints against an employer if the employee believes she has been discriminated against on a number of bases, including race, ancestry, color, religion, sex, marital status, national origin, age, status as a veteran of the Vietnam era, request or need for family or medical leave, physical or mental disability, medical condition, or sexual preference. Employee, with full understanding of the rights afforded her under these federal and state laws, agrees that she will not file, or cause to be filed against Employer, any charges, complaints, or actions based on any alleged violation of these federal and slate laws, including California's Worker's Compensation laws, or any successor or replacement federal or state laws. Employee hereby waives any right to assert a claim for relief available under these federal and state laws including, but not limited to, back pay, attorneys' fees, damages, reinstatement, or injunctive relief, which Employee may otherwise recover based on any alleged violation of these federal and state laws, or any successor or replacement, federal or state laws.

      6.4 General Release. Excepting the obligations that are expressly set forth in this Agreement, Employee shall and hereby does release and forever discharge Employer, and Employer's predecessors, successors, heirs, assigns, executors, administrators, agents, employees, representatives, attorneys, affiliates, subsidiaries, and any and all past or present officers, directors and shareholders of Employer, and all of them, as well as any and all persons acting or allegedly acting by, under, through or in concert with any of them,


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against any and all claims, damages, actions, causes of action, liabilities, judgments, liens, contracts, agreements, rights, debts, suits, obligations, promises, acts, costs and expenses (including, but not limited to, attorneys' fees), damages and charges of whatsoever nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, fixed or contingent, or ever filed or prosecuted (hereinafter, collectively referred to as "Claims") which Employee may now have, or claims to have, or any time heretofore had, or claimed to have had, against Employer, or any other claim, as a result of things undertaken, said, stated, done or admitted to be done up to and including the date of this Agreement.

      Excepting the obligations that are expressly set forth in this Agreement, Employer shall and hereby does release and forever discharge Employee, as well as any and all persons acting or allegedly acting by, under, through or in concert with her, against any and all claims, damages, actions, causes of action, liabilities, judgments, liens, contracts, agreements, rights, debts, suits, obligations, promises, acts, costs and expenses (including, but not limited to, attorneys' fees), damages and charges of whatsoever nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, fixed or contingent, or ever filed or prosecuted (hereinafter, collectively referred to as "Claims") which Employer may now have, or claims to have, or any time heretofore had, or claimed to have had, against Employee, or any other claim, as a result of things undertaken, said, stated, done or admitted to be done up to and including the date of this Agreement.

      6.5 Waiver of Unknown and Unanticipated Claims. It is understood and agreed that the releases as referred to herein are full and final releases by Employee of Employer, and that such full and final releases include, without limitation, all unknown and unanticipated claims, injuries, debts, or damages, as well as those now known or disclosed. With respect to any claims by Employee against Employer, Employee expressly waives the Provisions of California Civil Code section 1542 which provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

In that connection, Employee realizes and acknowledges that one or more of the Claims may include losses sustained by Employee on account of Employer, that are presently unknown or unsuspected, and that such losses as were sustained may give rise to additional losses and expenses in the future which are not now anticipated. Nevertheless, Employee acknowledges that this release has been negotiated and agreed upon and that in consideration for the rights and benefits under this Agreement, Employee intends and hereby does release, acquit and forever discharge Employer, and Employer's predecessors, successors, heirs, assigns, executors, administrators, agents, employees, representatives, attorneys, affiliates, subsidiaries, and any and all past or present officers, directors and shareholders of Employer, and all of them, as well as any and all persons acting or allegedly acting by, under, through or in concert with any of them, as set forth above, from any and all Claims, including those that are unknown, unsuspected or unforeseen or that are presently unknown and unanticipated.

It is understood and agreed that the releases as referred to herein are full and final releases by Employer of Employee, and that such full and final releases include, without limitation, all unknown and unanticipated claims, injuries, debts, or damages, as well as those now known or disclosed. With respect to any claims by Employer against Employee, Employer expressly waives the Provisions of California Civil Code section 1542 which provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


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In that connection, Employer realizes and acknowledges that one or more of the
Claims may include losses sustained by Employer on account of Employee, that are presently unknown or unsuspected, and that such losses as were sustained may give rise to additional losses and expenses in the future which are not now anticipated. Nevertheless, Employer acknowledges that this release has been negotiated and agreed upon and that in consideration for the rights and benefits under this Agreement, Employer intends and hereby does release, acquit and forever discharge Employee, as well as any and all persons acting or allegedly acting by, under, through or in concert with her, from any and all Claims, including those that are unknown, unsuspected or unforeseen or that are presently unknown and unanticipated.

      7. Confidential Data of the FRSB or FRSB's Related Entities and Their Customers. During the course of providing Services, Consultant may have access to business strategies, financial results, contractual agreements, strategies, ideas, compilations of information, records, in addition to financial, accounting, statistical, marketing and personnel data of FRSB, FRSB's Related Entities' and their respective customers. All such data is the FRSB or FRSB's Related Entities' property, is confidential and shall not be disclosed, directly or indirectly, or used by Consultant in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of Consultant's performance of her Services, or with FRSB's permission. Consultant agrees not to disclose to any others, or take or use for her own purposes or purposes of any others, during the term of this Agreement or at any time thereafter, any of the FRSB or FRSB's Related Entities' trade secrets, including without limitation, confidential information, customer lists, computer programs or computer software of FRSB or FRSB's Related Entities. Consultant agrees that these restrictions shall also apply to (i) trade secrets belonging to third parties in the FRSB or FRSB's Related Entities' possession and (ii) trade secrets conceived, originated, discovered or developed by Consultant during the term of this Agreement.

      8. Resolution of Disputes. Any disputes regarding the rights or obligations of the parties under this Agreement shall be conclusively determined by binding arbitration, The arbitration shall be conducted as follows:

      8.1 Binding Arbitration. Any dispute between the parties shall be submitted to, and conclusively determined by, binding arbitration in accordance with this paragraph. The provisions of this paragraph shall not preclude any party from seeking injunctive or other provisional or equitable relief in order to preserve the status quo of the parties pending resolution of the dispute, and the filing of an action seeking injunctive or other provisional relief shall not be construed as a waiver of that party's arbitration rights. The arbitration of any dispute between the parties to this Agreement shall be governed by the provisions of the California Arbitration Act (California Code of Civil Procedure section 1280 et seq., including the provisions contained in section 1283.05).

      8.2 Initiation of Arbitration. In the case of any dispute between the parties to this Agreement, either party shall have the right to initiate the binding arbitration process provided for in this paragraph by serving upon the other party a demand for arbitration. Notwithstanding any other provision of law, in order to be enforceable a demand for arbitration must be served within sixty (60) days of the date on which a party discovers or reasonably should have discovered, facts giving rise to a dispute as defined above.

      8.3 Selection of Arbitrators. Within thirty (30) days of service of a demand for arbitration by either party to this Agreement, the parties shall endeavor in good faith to select a single arbitrator. If they fail to do so within that time period, each party shall have an additional period of fifteen
(15) days in which to appoint an arbitrator and those arbitrators within fifteen
(15) days shall select an additional arbitrator. If any party fails to appoint an arbitrator or if the arbitrators initially selected by the parties fail to appoint an additional arbitrator within the time specified herein, any party may apply to have an arbitrator appointed for the party who has failed to appoint, or to have the additional arbitrator appointed, by the presiding judge for the Superior Court, Sutter County, California. If the presiding judge, acting in his or her personal capacity, is unable or unwilling to appoint the additional arbitrator, that arbitrator shall be selected in accordance with California Code of Civil Procedure section 1281.6.

      8.4 Location of Arbitration. Any arbitration hearing shall be conducted in Sutter County, California.


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      8.5 Applicable Law. The law applicable to the arbitration of any dispute shall be the law of the State of California, excluding its conflicts of law rules.

      8.6 Arbitration Procedures. Except as otherwise provided in this paragraph, the arbitration shall be governed by the California Arbitration Act (Code Civ. Proc. ss. ss. 1280 et seq.). In addition, either party may choose, at that party's discretion, to request that the arbitrators resolve any dispositive motions prior to the taking of evidence on the merits of the dispute. By way of example, such dispositive motions would include, but not be limited to, those which would entitle a party to summary judgement or summary adjudication of issues pursuant to Code of Civil Procedure section 437c or resolution of a special defense as provided for at Code of Civil Procedure section 597. In the event a party to the arbitration requests that the arbitrators resolve a dispositive motion, the arbitrators shall receive and consider any written or oral arguments regarding the dispositive motion, and shall receive and consider any evidence specifically relating thereto, and shall render a decision thereon, before hearing any evidence on the merits of the dispute. The arbitration shall proceed with due dispatch and a decision shall be rendered within sixty (60) days after the appointment of the final arbitrator. Such decision shall be in such written form that a judgment may be entered on it in any court of competent jurisdiction in the State of California.

      8.7 Limitation on Scope of Arbitrators' Award or Decision. Employer and Employee agree that if the arbitrators find any disputed claim to be meritorious, the arbitrators shall have the authority to order legal and/or equitable relief appropriate to the claim.

      8.8 Costs of Arbitration; Attorneys' Fees. While the arbitration is pending, each party shall bear equally the costs of the arbitration and shall bear its own attorneys' fees. However, at the conclusion of the arbitration, Employer and Employee agree that the arbitrators shall award to the prevailing party the costs, including the costs of the arbitration, and attorneys' fees incurred by that party in participating in the arbitration process.

      8.9 Acknowledgment of Consent to Arbitration. NOTICE: BY EXECUTING THIS AGREEMENT YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "RESOLUTION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY EXECUTING THIS AGREEMENT, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS T0 APPEAL UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "RESOLUTION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR EXECUTION OF THIS AGREEMENT INDICATING YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

      BY EXECUTING THIS AGREEMENT, YOU ARE INDICATING THAT YOU HAVE READ AND UNDERSTOOD THE FOREGOING AND UNDERSTAND THAT BY EXECUTING THIS AGREEMENT YOU AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS ARBITRATION OF DISPUTES PROVISION TO NEUTRAL ARBITRATION.

9. No Rehire. Employee shall not be subject to rehire as an employee of Employer, or any of them.

10. Confidentiality of Terms of Agreement. In further consideration for the rights and benefits provided by this Agreement, Employee agrees that all terms and conditions of this Agreement shall forever remain confidential and shall not be disclosed to third parties. Notwithstanding this confidentiality provision, the Employee may disclose the terms and conditions of this Agreement to her attorneys or accountants for tax reporting purposes or as she may be compelled pursuant to legal process issued by a court of competent jurisdiction. Notwithstanding this confidentiality provision, Employer may disclose the terms and conditions of this Agreement as it deems necessary in its own discretion.


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11. Entire Agreement. This document constitutes the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations and agreements. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein,

12. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition hereof.

13. Amendment, The provisions of this Agreement may be modified or amended at any time by agreement of the parties. Any such amendment or modification as hereinafter may be made, shall be ineffective to modify this Agreement in any respect unless in writing and signed by the party or parties against whom enforcement of the modification or amendment is sought.

14. Representation by Counsel. This Agreement has been carefully read by the parties and the contents hereof are known and understood by all parties. The parties have each received independent legal advice from attorneys of their choice with respect to the preparation, review and advisability of executing this Agreement. Prior to the execution of this Agreement by each party, the parties' attorneys reviewed the Agreement, and the parties acknowledge that they have executed this Agreement after independent investigation and without fraud, duress or undue influence.

15. No Admissions. The purpose of this Agreement is to settle claims which are denied and are contested. The parties enter into this Agreement with the costs and risks of litigating and appealing the Action in mind. Nothing contained in this Agreement shall be deemed as an admission of any kind by Employer.

16. Severability. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given full force and effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

17. Attorneys' Fees; Prejudgment Interest. If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any Person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

18. Succession. Subject to the provisions otherwise contained in this Agreement, this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the respective parties hereto.

19. Governing Law and Consent to Jurisdiction. The rights and obligations of the parties, and the interpretation and performance of this Agreement, shall be governed by the laws of the State of California, excluding its conflict of law rules. To the maximum extent permitted by law, the parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and determined in the Superior court of the State of California in and for the County of Sutter.


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20. Notices. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or
(iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed. Failure to give notice in accordance with any of the foregoing methods shall not defeat the effectiveness of notice actually received by the addressee.

21. Captions. All paragraph captions are for reference only and should not be considered in construing this Agreement.

22. Non-assignability. This Agreement shall not be assigned by any party without the prior written consent of the other parties. Any assignment contrary to the provisions of this Agreement shall be deemed a default under the Agreement, allowing the non-defaulting parties to exercise all remedies available under law,

23. Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one-in-the-same document.

24. Banking Regulatory Agencies. The obligations and rights of the parties hereunder are expressly conditioned upon the approval or non-disapproval of (i) this Agreement and/or (ii) Employee, in the event such approvals are required, by those banking regulatory agencies which have jurisdiction over Employer.

Dated: July 5, 2000                (Signature) Annette Bertolini

                                    California Independent Bancorp

Dated: August 11, 2000  By: (Signature) L.D. Hartwig
                            --------------------------
      Its:  President & CEO

                                    Feather River State Bank

Dated: August 11, 2000  By: (Signature) L.D. Hartwig
                            --------------------------
      Its:  President & CEO


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